EXHIBIT 10.30

EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") dated as of June l, 2014 (the "Effective Date"), is by and between Civergy, Inc. (the "Company") and Mark Gray ("Employee").

WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed with the Company; and

WHEREAS, the Company and the Employee wish to set forth the term and conditions of the Employee’s employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises, warranties and covenants set fo1th below, the patties hereto, intending to be legally bound, hereby agree as follows:

1. Employment. Effective as of the Effective Date, the Company employs the Employee and the Employee accepts employment by the Company upon the terms and conditions hereafter set forth.

2. Term of Employment. The employment of the Employee under this Agreement shall commence as of the Effective Date, and shall terminate on the third (3rd) anniversary of the Effective Date, unless sooner terminated pursuant to Section 7 or 8 below. The term of this Agreement is hereinafter referred to as the "Employment Period."

3.  Scope of Duties. During the Employment Period, the Employee shall be employed as Chairman as well as such other duties and responsibilities which may be assigned to him/her by a Company official or are otherwise consistent with the office of Chairman. The Employee shall perform such service in good faith and comply with all rules, regulations and policies established or issued by the Company. The Employee shall report to the Board of Directors of Civergy, Inc.

4. Compensation.

(a) Salary. In consideration of the services rendered by the Employee hereunder, the Company shall pay the Employee an aggregate base salary of $200,000 per annum (the "Base Salary"), payable twice monthly or otherwise in accordance with the Company's customary salary payment practices. Salary may be increased at the discretion of the Compensation Committee of the Company or if one has not been constituted, the Board of Di rectors of the Company.

(b) Incentive Bonus. In addition to the Base Salary, the Employee shall also be entitled to receive bonuses as determined by the Compensation Committee of the Company or if one has not been constituted, the Board of Directors of the Company.

(c) Benefits. The Employee shall also be entitled to:

(i) the use of an automobile provided by the Company;

(ii)  medical, life insurance, disability and other such insurance benefits which the Company may from time to time make available generally to its employees i n accordance with the terms of such benefit and welfare plans and consistent with Company standard practices;

(iii) 40lk, Employee Stock Ownership Plan, or other retirement benefits as are consistent with Company standard practices; and

(iv) vacation, paid holiday and other benefits which the Company may from time to time make available generally to its executive employees in accordance with the Company's standard past practices.

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5. Business Expenses. During the Employment Period, the Company shall reimburse the Employee for all reasonable and necessary travel expenses and other disbursements incurred by him for or on behalf of the Company in the performance of his duties hereunder (hereinafter referred to as "Business Expenses") upon presentation by the Employee to the Company of appropriate expense reports.

6.  Illness or Death. In the event Employee is unable to work due to illness or injury during the term of his employment, and absences from work exceed Employee's available paid leave, Employee may provide notice to Company that he will take unpaid leave(s) of absence until such time as Employee is cleared to resume his employment. During such unpaid leave(s) of absence Employee will remain employed by Company and shall retain all his benefits and be eligible for all Incentive Bonuses, but will not be entitled to compensation. If the Employee dies during the Employment Period, his employment hereunder shall be deemed to terminate as of the last day of the month during which his death occurs. Upon the death of the Employee, neither the Employee nor his beneficiaries or estate shall have any further rights or claims against the Company pursuant to this Agreement, except the right to receive:

(a) The unpaid portion of the Base Salary, computed on a pro rata basis to the date of term i nation;

(b) Any earned, but unpaid commissions or other sales incentives;

(c) Unused personal and vacation days to which the Employee is entitled in accordance with Company Policy;

(d) Reimbursement for any unpaid business expenses; and

(e) Life insurance and other post-termination benefits in accordance with the Company welfare and benefit plans, to the extent applicable; and

7.  Termination; Resignation.

Upon furnishing of notice to the Employee, the Company may terminate the employment of the Employee for Cause at any time during the Employment period. "Cause" shall be defined in this Agreement as follows: (a) Employee's fraud, misappropriation, embezzlement or acts of similar dishonesty; (b) Employee's indictment on any felony charges, or conviction of or a plea of guilty or no contest to a felony or other crime of moral turpitude (other than a minor traffic offense); (c) Employee's illegal use of drugs at any time, or excessive use of alcohol in the workplace or while representing Company; (d) Employee's intentional and willful misconduct that may subject Company to criminal or civil liability or public disrepute; (e) Employee's breach of the duty of loyalty to Company or diversion or usurpation of corporate opportunities properly belonging to Company; (f) Employee's conduct that may cause Company or its Affiliates to be debarred from government contract work; (g) Employee's violation or willful disregard of material policies and procedures of Company; (h) Employee's breach of a material term of this Agreement or any other written agreement between Company and Employee; provided that the Company will not have "Cause" to terminate Employee's employment until the Company has provided Employee with detailed written notice of the conduct constituting "cause" and has provided Employee with a period of 30 days in which to cure such conduct, if curable as determined by the Company in good faith.

Employee's employment may be terminated without Cause by the Company, but only upon ninety (90) days prior written notice to Employee. If the Employee's employment is terminated by the Company without Cause, the Company shall make a lump sum payment to Employee equal to one year's Base Salary.

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In addition, Employee may resign and terminate this Agreement at any time, without Cause, upon ninety (90) days prior written notice to the Company.

If the Employee's employment is terminated by the Company for Cause or without Cause, or in the event of Employee's resignation, his Base Salary and his eligibility for all other benefits provided by the Company shall cease as of his effective termination date, after which time the Company shall have no other further liability or obligation of any kind to the Employee under this Agreement, except the Employee shall have the right to receive:

(a) Any unpaid po1tion of the Base Salary, computed on a pro rata basis to the date of termination;

(b) Reimbursement for any unpaid business expenses; and

(c) Any earned but unpaid commission or incentive bonuses; and

(d) One year's Base Salary (in the event of a termination without Cause by the Company); and

(e) Any sums required to be paid by law or pursuant to the Equity Purchase Agreement and its related transaction documents.

8.  Employee Acknowledgments. Employee recognizes and acknowledges that in the course of Employee's employment it will be necessary for Employee to acquire information which could include, in whole or in part, information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, suppliers and prospective suppliers, identity, practices and procedures of key purchasing and other personnel in the employ of customers and prospective customers and suppliers and prospective suppliers, amount or kind of customer's purchases from the Company, research reports, the Company's computer program, system documentation, special hardware, related software development, the Company's manuals, methods, ideas, improvements, trade secrets, intellectual property or other confidential or proprietary information belonging to the Company or relating to the Company's affairs (collectively referred to herein as "Confidential Information") and that such information is the property of the Company.

Employee further agrees that the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company and it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and the Employee agrees not to disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others. Employee further recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Employee be restrained from soliciting or inducing any employee of the Company to leave the employ of the Company, or hiring or attempting to hire any employee of the Company.

9. Non-Disclosure of Confidential Information. Employee shall hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, including, without limitation, termination by the Company for Cause, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company.

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10. Return of Materials. Except as needed by Employee for his duties on behalf of Company affiliates, upon the termination of Employee's employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, Employee shall promptly deliver to the Company all correspondence, manuals, orders, letters, notes, notebooks, reports, programs, proposals and any documents and copies concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or material containing or constituting Confidential Information.

11. Non-Solicitation of Customers and Suppliers. Employee shall not during his time of employment with the Company, directly or indirectly, solicit the trade of, or do business with, any customer or prospective customer, or supplier or prospective supplier of the Company for any business purpose other than for the benefit of the Company. Employee further acknowledges that, in consideration of the promises contained in the Agreement and to induce the Company to enter into this Agreement, he shall not for one (1) year following the termination of his employment with the Company, including, without limitation, termination by the Company for cause, directly or indirectly, solicit the trade of, or do business with, any person or entity whatsoever who or which is or was a customer or supplier of the Company in any of the territory or territories assigned to the Employee during the Employment Period, with respect to products of the same or similar kind as those presently or in the future distributed by the Company.

12. Non-Solicitation of Employees. The Employee shall not during his employment with the Company and for one (1) year following termination of Employee's employment with the Company, including, without limitation, termination by the Company for cause, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee, current or future, of the Company to leave the Company for any reason whatsoever, or hire any current or future employee of the Company.

13. Non-Competition. The Employee acknowledges that the Company's relationships with its customers, clients, vendors, employees and other entities are valuable business assets, and that there is a substantial likelihood that if the Employee directly or indirectly competes with the Company, it would result in the unauthorized use or disclosure of Confidential Information or interfere with the Company's relationship with its customers, clients, vendors, employees and other entities, which use or disclosure of Confidential Information would be extremely difficult to detect or prove. Therefore, and in consideration for the Employee's employment with the Company, the Employee agrees that during the period beginning on the initial date of the Employee's employment with the Company or any of its predecessors and ending on the date that is one (1) year after the termination of the Employee's employment with the Company for any reason, the Employee shall not, directly or indirectly, whether as owner, sole proprietor, pm1ner, shareholder, director, member, consultant, employee, agent, founder, co-venture pm1ner or otherwise, engage, invest or participate in or provide consultation to any person or entity in the business of providing infrastructure suppm1 services and solutions in the private sector or state or federal government marketplace that are similar to those which the Company has provided, created, has under development or are the subject of active planning from time to time during the term of the Employee's employment or reasonably may be expected to pursue in view of such services and solutions which the Company has provided, created, has under development or are the subject of active planning from time to time during the term of the Employee's employment; provided, however, the Employee may (i) own, as a passive investor, publicly-traded securities of any corporation which competes with the business of the Company so long as such securities do not, in the aggregate, constitute more than 2% of any class of outstanding securities of such corporations, and (ii) own, either directly or indirectly, any interest in Tessada & Associates, Inc.

14. Advice of Counsel/Restrictive Covenants. The Employee has had the opportunity to consult with independent counsel and understands the nature of and the burdens imposed by the restrictive covenants contained in this Agreement. The Employee represents and acknowledges that such covenants are reasonable, enforceable, and proper in duration, scope and effect. Moreover, Employee represents and warrants that his experience and capabilities are such that the restrictive covenants set forth herein will not prevent him from earning his livelihood and that Employee will be fully able to earn an adequate livelihood for himself aud his dependents if any of such provisions should be specifically enforced against Employee.

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15. Non-Disparagement. Neither party shall, during the Employment Period, or anytime thereafter, disparage or otherwise cause any person to disparage, for any reason, in writing, verbally or otherwise, the other party or any of its related parties, subsidiaries or affiliates or any of its or their officers, directors, stockholders, employees, agents or representatives. Notwithstanding the foregoing, nothing herein shall prohibit the Company's ability to explain in a non-disparaging manner the nature of Employee's departure customers, vendors and/or employees or to respond to appropriate courts of law, even if such explanations end up being interpreted as disparaging.

16. Injunctive Relief. Employee acknowledges that a breach of the Confidentiality and Noncompetition provision in the Equity Purchase Agreement as applicable in this Agreement would cause irreparable damage to the Company, and in the event of Employee's breach of those provisions, the Company shall be entitled to a temporary restraining order and an injunction restraining Employee from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Employee. Nothing shall be construed as prohibiting the Company from pursuing any other available remedies for such breach, including the recovery of damages from Employee. Employee acknowledges that those restrictions are reasonable in scope and duration and are necessary to protect the Company's legitimate business interests, given the nature of the business of the Company. Employee agrees that this provision and/or the issuance of an injunction restraining Employee from breaching such covenants in accordance with their terms will not pose an unreasonable restriction on Employee's ability to earn a living, pursue his occupation or obtain employment or other work following the effective date of any termination.

The Employee agrees that if any court of competent jurisdiction shall hold such restrictions unreasonable as to time, geographic area, activities, or otherwise, such restrictions shall be deemed to be reduced to the extent necessary in the opinion of such court to make them reasonable.

17. No Prior Agreements. Employee represents and warrants that except as elsewhere agreed i n writing between Employee and Company or any affiliate of Company, he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including, without limitation, any contract, agreement or understanding requiring nondisclosure of confidential information. Employee futher represents and warrants that his employment with the Company will not require the disclosure or use of any Confidential Information.

18. Covenants of the Essence. The covenants of the Employee set forth herein are of the essence of this Agreement; they shall be construed as independent of any other provision in this Agreement and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Company of these covenants.

19. Arbitration. The patties expressly agree that all disputes or controversies arising out of this Agreement, its performance, or the alleged breach thereof, if not disposed of by agreement, shall be resolved by arbitration in accordance with this section. Either patty must demand such arbitration only within nine (9) months after the controversy arises by sending a notice of demand to arbitrate to the American Arbitration Association (the "Association"), with a copy thereof to the other party. The dispute shall then be arbitrated by a three-arbitrator panel pursuant to the Rules of the American Arbitration Association in Denver, Colorado. In the disposition of the dispute, the arbitrators shall be governed by the express terms of this Agreement and otherwise by the laws of the State of Colorado which shall govern the interpretation of the Agreement. The decision of the arbitrators shall be final and conclusive on the parties and shall be a bar to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal. Notwithstanding the foregoing, judgment on any award by the arbitrators may be entered in any court of competent jurisdiction. This arbitration provision shall survive any expiration or termination of the Agreement. Notwithstanding the foregoing, upon written notice from one party to the other contemporaneously with the submission of the matter to arbitration, the arbitration may be conducted consistent with "baseball" arbitration, where each party presents its position to only one arbitrator who must choose one or the other of the two positions as the prevailing position. The parties shall bear equally the arbitration expenses, provided, however, that each party shall pay for and bear the cost of its own experts, evidence, and counsel's fees.

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20. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, personally delivered, mailed or faxed if to the Employee, to the Employee's residence as contained in Company records, and if to the Company, to its principal place of business.

21. Assignment. This Agreement is personal in its nature and the Employee shall not without the prior written consent of the Company, assign or transfer this Agreement or any rights, duties or obligations hereunder, except as other written agreements are made with affiliates of Company.

22. Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the pai1ies hereto with respect to any employment of the Employee by the Company and supersedes all prior agreements and understanding with respect to the subject matter hereof, whether written or oral. This Agreement may not be changed orally, but only by an agreement in writing signed by the pa11y against whom enforcement of any waiver, change, modification or discharge is sought.

23. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

24. Remedies. All remedies hereunder are cumulative, are i n addition to any other remedies provided by law and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. No failure or delay in exercising any right or remedy shall operate as a waiver thereof or modify the terms of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

("Company") Civergy, Inc.		("Employee")

By:	/s/ Mark Gray	By:	/s/ Mark Gray
	(Mark Gray, Chairman)		Mark Gray

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